EXCHANGE AGREEMENT

This Exchange Agreement (this "***Agreement***") is entered into as of June 28, 2023 (the "***Effective Date***"), by and between **Ethema Health Corporation**, a Colorado corporation ("***Ethema***"), **Cranberry Cove Holdings Ltd.**, an Ontario Corporation ("***CCH***"), **Ethema Clinic Muskoka Inc.**, an Ontario corporation ("***ECMI***"), and **Addiction Recovery Institute Of America**, **LLC F/K/A Seastone Delray Healthcare, LLC**, a Florida limited liability company ("***Seastone***" and together with Ethema, CCH and ECMI, the "***Borrower***"), and **Leonite Capital, LLC,** a Delaware limited liability company, or registered assigns (the "***Holder***" and together with the Company, the "***Parties***").

WHEREAS, the Borrower and the Holder were parties to that certain Amended and Restated Senior Secured Convertible Promissory Note with an Issue Date as of December 1, 2017, as amended from time to time thereafter (the "***Note***").

WHEREAS, pursuant to the Third Amendment to the Note (the "**Third Amendment**"), (i) seven hundred thousand and 00/100 ($700,000) of the balance due under the Note was converted by the Holder into $960,000.00 CAD Series A preferred shares in CCH (the "**Cranberry Shares**"), and (ii) four hundred thousand and 00/100 ($400,000) of the balance due under the Note was converted by Holder into Series B preferred stock in Ethema (the "**Ethema Shares**").

WHEREAS, at June 30, 2023, the unpaid dividends on the Ethema Shares are in the amount of USD 61,183.56 (the "***Outstanding Dividends***") and the unpaid dividends on the Cranberry Shares are in the amount of CAD 244,734.24.

WHEREAS, the Parties desire to exchange the Ethema Shares together with Unpaid Dividends (the "***Surrendered Securities***"), for 100 shares of common stock of the CCH representing 100% of the issued and outstanding common stock of CCH in accordance with the terms herein (the "***Shares***").

WHEREAS, the Balance sheet of Cranberry at the date of this Exchange will be as attached hereto in Schedule A.

NOW, THEREFORE, in consideration of the rights and benefits that they will each receive in connection with this Agreement, the parties, intending to be legally bound, agree as follows:

1. **<u>Exchange and Settlement</u>**. The Company and Holder hereby exchange the Surrendered Securities for the Shares (the "***Exchange***"). The effective date of the Exchange shall be June 30, 2023. The Shares shall be issued pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act (as defined herein). For the avoidance of doubt, it is agreed that upon the consummation of the transactions contemplated by the Exchange, (i) the Surrendered Securities will be canceled and be null, void and of no further force and effect, and (ii) the Holder will be the sole shareholder of CCH. In addition, upon consummation of the Exchange, the obligations of the Company to the Holder with respect to the Outstanding

Dividends shall be deemed satisfied in full.

2. **Deliverables**. The Borrower shall deliver to Holder all corporate governance documents reasonably requested by the Holder to show that Holder is the sole shareholder of CCH and the Company shall deliver to the Holder a copy of the resolution of the Company's board of directors approving the transactions contemplated by this Agreement (the "***Unanimous Consent***", and together with the proof that Holder is the sole shareholder of CCH, the "***Company Deliverables***").

3. **Further Assurances**. In connection with this Agreement and the transactions contemplated by this Agreement, the Company shall from time to time after the date hereof at the request of Holder and without further consideration, execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform, all of the terms, provisions and conditions of this Agreement and all such transactions.

4. **Representations and Warranties of the Company**. The Company hereby represents and warrants to the Investor as of the date hereof as follows:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of Delaware, and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties or financial condition.

(b) Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby. A copy of the unanimous written consent of the Company's Board of Directors is annexed hereto as Exhibit C.

(c) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company's obligations hereunder have been taken or will be taken prior to the Exchange. This Agreement has been duly executed by the Company and constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Offering. Subject in part on the accuracy of the Investor's representations herein, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from registration of under the Securities Act of 1933, as amended

(the "***Securities Act***") and from all applicable state securities laws. The sole consideration for the issuance of the Shares is the Investor's surrender of the Warrant, and the mutual releases herein.

5. **Representations and Warranties of the Investor**. Investor hereby represents and warrants as of the date hereof to the Company as follows:

(a) Organization and Standing. The Investor is an entity duly organized, validly existing under, and by virtue of, the laws of the jurisdiction of its incorporation or formation, and is in good standing under such laws.

(b) Corporate Power. The Investor has all right, corporate, partnership, limited liability company or similar power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization. All corporate, partnership, limited liability company or similar action, as applicable on the part of such Investor, necessary for the authorization, execution, delivery and performance of this Agreement and the performance of all of such Investor's obligations hereunder have been taken or will be taken prior to the Exchange. This Agreement has been duly executed by the Investor and constitutes valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Own Account. Investor is acquiring the Shares for its own account.

(e) Investor Status. The Investor is either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act. Such Investor is not required to be registered as a broker- dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "***Exchange Act***").

6. **Miscellaneous**.

(a) Entire Agreement. This Agreement, together with the schedules attached hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written with respect to such matters.

(b) Notices. All notices, demands requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with

charges prepaid, or (iv) transmitted by hand delivery, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall occur first.

(c) Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(e) Successors and Assigns This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(f) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(g) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principals of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Delaware for the adjudication of any dispute hereunder or in connection herewith or the transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall

constitute good and sufficient service of process and notice thereof.

(h) Survival. The representations and warranties contained herein shall survive the Exchange for the applicable statute of limitations.

(i) Execution. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature was an original thereof.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ, an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Construction. The parties hereto agree that each of them and/or their respective counsel have reviewed and have had an opportunity to revise this Agreement and the schedules attached hereto. This Agreement shall be construed according to its fair meaning and not strictly for or against any party. The word "including" shall be construed to include the words "without limitation." In this Agreement, unless the context otherwise requires, references to the singular shall include the plural and vice versa.

(l) WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THEPARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[*Signature page follows*]

IN WITNESS WHEREOF, the Parties have caused this Exchange Agreement to be duly executed and delivered as of the date and year first written above.

BORROWER

ETHEMA HEALTH CORPORATION

DocuSigned by:
By: Shawn E. Leon
844D87D26AD44E9

Name: Shawn E. Leon
Title: Chief Executive Officer

ETHEMA CLINIC MUSKOKA INC.

DocuSigned by:
By: Shawn E. Leon
844D87D26AD44E9

Name: Shawn E. Leon
Title: President

SEASTONE OF DELRAY, LLC

DocuSigned by:
By: Shawn E. Leon
844D87D26AD44E9...

Name: Shawn E. Leon
Title: Manager

CRANBERRY COVE HOLDINGS LTD.

DocuSigned by:
By: Shawn E. Leon
844D87D26AD44E9...

Name: Shawn E. Leon
Title: President

HOLDER

LEONITE CAPITAL LLC

DocuSigned by:
By: ______________________
A882B2A42EF1451...

Name: Avi Geller
Title: Chief Investment Officer

[*Signature page to Exchange Agreement*]

SCHEDULE A

(Balance sheet of Cranberry)

CRANBERRY COVE HOLDINGS

BALANCE SHEET AS OF JUNE 30, 2023

	Pro Forma Balance Sheet 6/30/23 CND $
CURRENT ASSETS	
Cash and Bank	15,925.90
	15,925.90
NON-CURRENT ASSETS	
Fixed Assets	3,204,741.03
	3,204,741.03
TOTAL ASSETS	**3,220,666.93**
Current Liabilities	
GST/HST Payable	15,906.18
Covid loan	60,000.00
Accrued Preferred dividends	244,734.25
Mortgage Loan - Pace	4,667,394.67
	4,988,035.10
Shareholders Equity	
Series A Preferred Stock	960,000.00
Retained earnings	(6,991,020.76)
Net income	4,263,652.59
TOTAL STOCKHOLDERS EQUITY	**(1,767,368.17)**
TOTAL LIANLITIES AND STOCKHOLDERS EQUITY	**3,220,666.93**